EXHIBIT 4



                             JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the ordinary shares, par value $.01 per share, of Tommy Hilfiger Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

February 5, 2001

                                    SPORTSWEAR HOLDINGS LIMITED


                                    By:  /s/ Silas K.F. Chou
                                         -------------------------------------
                                         Name:   Silas K.F. Chou
                                         Title:  President


                                    WESTLEIGH LIMITED


                                    By:  /s/ Silas K.F. Chou
                                         -------------------------------------
                                         Name:   Silas K.F. Chou
                                         Title:  Director


                                    FLAIR INVESTMENT HOLDINGS LIMITED


                                    By:  /s/ Lawrence S. Stroll
                                         -------------------------------------
                                         Name:   Lawrence S. Stroll
                                         Title:  Director